UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-144337	75-2749762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

New Notes Offering

On March 14, 2012, United Surgical Partners International, Inc. (the “Company”) announced a proposed offering of $440.0 million in senior unsecured notes (the “New Notes”) of USPI Finance Corp. (the “Initial Issuer”), an affiliate of the Company, pursuant to a private placement under Rule 144A and Regulation S of the Securities Act (the “Notes Offering”), in connection with the previously disclosed potential refinancing of the Company’s existing indebtedness. Attached hereto are excerpts of a Confidential Offering Memorandum containing information not previously disclosed, which has been prepared in connection with the Notes Offering. The Initial Issuer is a limited purpose corporation and will be merged with and into the Company, with the Company continuing as the surviving corporation that will assume the obligations of the Initial Issuer under the New Notes and the related indenture by operation of law, following the consummation of the previously announced refinancing of certain of the Company’s indebtedness. A copy of the excerpts of the Confidential Offering Memorandum is attached hereto as Exhibit 99.1 and a copy of the press release announcing the Notes Offering is attached hereto as Exhibit 99.2.

If the Notes Offering is consummated prior to the consummation of the U.K. Spin-Out (as defined below), the proceeds of the Notes Offering will be placed in escrow by the Initial Issuer. If, among other things, the U.K. Spin-Out is not consummated by the 30th calendar day after the issue date of the New Notes, the Initial Issuer will redeem all of the New Notes at a redemption price equal to 100% of the initial issue price of the New Notes, plus accrued and unpaid interest, if any, to but not including the date of the redemption, which shall be determined in accordance with the Confidential Offering Memorandum. If the consummation of the U.K. Spin-Out has occurred at or prior to the time of the consummation of the Notes Offering, the Initial Issuer will forego the escrow procedures and merge with and into the Company, with the Company being the surviving entity.

Tender Offer

On March 14, 2012, the Company announced the commencement of a tender offer to purchase any and all of its outstanding $437.5 million in aggregate principal amount of 8 7/8% senior subordinated notes due 2017 (the “Cash Notes”) and 9 1/4%/10% senior subordinated toggle notes due 2017 (the “Toggle Notes” and, together with the “Cash Notes,” the “Existing Notes”) through a cash tender offer (the “Tender Offer”).

In connection with the Tender Offer, the Company is also soliciting the consents (the “Consent Solicitation”) of holders of the Existing Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes. The primary purpose of the Consent Solicitation and Proposed Amendments is to eliminate substantially all of the restrictive covenants and certain event of default provisions from the indenture and to reduce the minimum redemption notice period from 30 days to three days.

The Tender Offer will expire at 12:00 midnight, New York City time on April 10, 2012, unless extended by the Company in its sole discretion (the “Expiration Time”). Under the terms of the Tender Offer, holders of the Existing Notes who validly tender (and do not validly withdraw) their Existing Notes and deliver their consents prior to 5:00 p.m., New York City time, on March 27, 2012, which time and date may be extended (the “Consent Deadline”), will receive consideration equal to (i) in the case of Cash Notes validly tendered, $1,018.13 per $1,000 principal amount of such Cash Notes and (ii) in the case of Toggle Notes validly tendered, $1,020.00 per $1,000 principal amount of such Toggle Notes (each, the “Tender Offer Consideration”), as well as a consent payment in the amount of $30.00 per $1,000 principal amount of such Existing Notes (the “Consent Payment”), for a total consideration of $1,048.13 per $1,000 principal amount of Cash Notes and $1,050.00 per $1,000 principal amount of Toggle Notes (the “Total Consideration”).

Holders of the Existing Notes who validly tender and do not validly withdraw their Existing Notes after the Consent Deadline, but prior to the Expiration Time, will be entitled to receive the Tender Offer Consideration only on the Final Settlement Date, which will be promptly after the Expiration Time. In both cases, holders whose Existing Notes are purchased in the Tender Offer will also receive accrued and unpaid interest in respect of their purchased Existing Notes up to, but not including, the applicable settlement date. Each tendering holder of Existing Notes will be deemed to have consented to the Proposed Amendments. Holders cannot consent to the Proposed Amendments without validly tendering their Existing Notes.

The Tender Offer and the Consent Solicitation are conditioned upon, among other things, completing certain financing transactions, implementing the Proposed Amendments upon receipt of consents in respect of a majority of the outstanding principal amount of Existing Notes and other general conditions. If any of the conditions are not satisfied, the Company is not obligated to accept for purchase, or to pay for, any Existing Notes validly tendered and not validly withdrawn pursuant to the Tender Offer or to make the Consent Payment. Additionally, the Company has reserved the right to terminate the Tender Offer and Consent Solicitation at any time and for any reason, including unfavorable market conditions. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in the Company’s Offer to Purchase and Consent Solicitation, dated March 14, 2012.

A copy of the press release announcing the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.3.

Spin-out

Substantially concurrent with the consummation of the Notes Offering, or the release of the proceeds of this offering from the escrow account, as applicable, the Company plans to distribute the stock of its subsidiaries in the United Kingdom to its ultimate parent’s equity holders in order to separate its domestic and U.K. businesses (the “U.K. Spin-Out”). If the U.K. Spin-Out is consummated, the U.K. business will be a stand-alone company and the Company will have no further economic interest in the business operated in the U.K. other than certain amounts due to the Company pursuant to a services agreement. The services agreement will provide the U.K. business access to certain of the Company’s accounting software and in exchange the U.K. business will pay the Company £1,000 per month.

In accordance with General Instruction B.2. of Form 8-K, the information furnished in this report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Excerpt of a Confidential Offering Memorandum of the Initial Issuer dated March 14, 2012 in connection with the Notes Offering.

99.2	Press Release issued by the Company on March 14, 2012 announcing the proposed offering of senior notes due 2020.

99.3	Press Release issued by the Company on March 14, 2012 announcing the Tender Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

	By:	/s/ Mark A. Kopser
Mark A. Kopser
Executive Vice President and Chief Financial Officer (Principal Financial Officer and duly authorized to sign this report on behalf of the Registrant)
Date: March 14, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Excerpt of a Confidential Offering Memorandum of the Initial Issuer dated March 14, 2012 in connection with the Notes Offering.

99.2	Press Release issued by the Company on March 14, 2012 announcing the proposed offering of senior notes due 2020.

99.3	Press Release issued by the Company on March 14, 2012 announcing the Tender Offer and Consent Solicitation.